Exhibit 99.1

Letter from KPMG Hungaria Kft.

May 21, 2007

Securities and Exchange Commission
Washington, D.C. 20549

Ladies and Gentlemen:

We were principal accountants for Hungarian Telephone and Cable Corp. and, under the date of March 19, 2007, we reported on the consolidated financial statements of Hungarian Telephone and Cable Corp. and subsidiaries as of December 31, 2006 and 2005 and for each of the years in the three-year period ended December 31, 2006, management's assessment of the effectiveness of internal control over financial reporting as of December 31, 2006, and the effectiveness of internal control over financial reporting as of December 31, 2006. We have read Hungarian Telephone and Cable Corp.'s statements included under Item 4.02(b) of its Form 8-K dated May 21, 2007, and we agree with such statements.

Very truly yours,

/s/ KPMG Hungaria Kft.

KPMG Hungaria Kft.

Budapest, Hungary